UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	814-00891	27-3794690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1691 Michigan Avenue Miami Beach, Florida	33319
(Address of Principal Executive Offices)	(Zip Code)

(212) 905-1000
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	PFLT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 15, 2025, Frank Galea resigned as Chief Compliance Officer of PennantPark Floating Rate Capital Ltd. (the “Company”). In connection with Mr. Galea’s resignation, there were no disagreements with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Effective April 15, 2025, the board of directors of the Company appointed Gerald Cummins to replace Mr. Galea as the Company’s Chief Compliance Officer. Mr. Cummins, age 70, has been an employee of ACA Group since 2022, and previously served as a director of Alaric Compliance Services, LLC from 2014 to 2022. Mr. Cummins received a B.A. from Fordham University in 1983.

Mr. Cummins was not appointed as the Company’s Chief Compliance Officer pursuant to any arrangement or understanding with any other person and does not have a family relationship with any of the Company’s trustees or executive officers.

Dated: April 17, 2025	PENNANTPARK FLOATING RATE CAPITAL LTD.

	By:	/s/ Arthur Penn
	Name:	Arthur Penn
	Title:	Chief Executive Officer